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                                                                   EXHIBIT 10.11


                                CYBERONICS, INC.



                                       March 28, 1997


The Clark Estates
Attn:  Kevin Moore
30 Wall Street, 9th Floor
New York, NY  10005

         Re:      Designation of Board Member

Dear Kevin:

         By a Common Stock Purchase Agreement dated the date of this letter, certain persons and entities whose business affairs are managed by or under common management with The Clark Estates (the "Clark Group") are purchasing an aggregate of 901,408 shares of the Common Stock of Cyberonics, Inc. (the "Company"). In consideration of such investment, Cyberonics hereby agrees with The Clark Estates as follows:

         1. Concurrent with the closing of the securities purchase referred to in the preceding paragraph, The Clark Estates, on behalf of the Clark Group, shall have the right to designate one person reasonably acceptable to the Company to serve on the Company's Board of Directors. Upon such designation, the Company shall take such actions as may be necessary to appoint The Clark Estates' designee to the Company's Board of Directors.

         2. For so long as the Clark Group continues to own an aggregate of at least 600,000 of the shares of Common Stock referred to in the first paragraph of this letter, the Company will cause one person designated by The Clark Estates to be nominated for election to the Company's Board of Directors at each meeting of Company stockholders at which directors are being elected.

         3. If the person designated to serve on the Company's Board of Directors by The Clark Estates dies or otherwise becomes incapacitated while serving as a director, or resigns from the Cyberonics Board, The Clark Estates, on behalf of the Clark Group shall have the right to designate a replacement reasonably acceptable to the Company. Upon such designation, the Company shall take such actions as may be necessary to appoint The Clark Estates' replacement designee to the Company's Board of Directors.


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The Clark Estates
c/o Mr. Kevin Moore
Page 2

         4. Failure to exercise the right granted under this letter agreement to designate a member to serve on the Company's Board of Directors shall not result in forfeiture of such right.


                                       Very truly yours,

                                       CYBERONICS, INC.



                                       By:/s/ Robert P. Cummins
                                          ----------------------------
                                          Name:  Robert P. Cummins
                                          Title:  Chief Executive Officer